                                                            EXHIBIT 23(a)

SUTHERLAND ASBILL & BRENNAN LLP




                              November 25, 1998





Board of Directors
Golden American Life Insurance Company
1001 Jefferson Street, Suite 400
Wilmington, DE 19801


Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Pre-Effective Amendment No. 1 to the registration statement on Form S-1 for Golden American Life Insurance Company (File No. 333-65009). In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                                   Very truly yours,

                                   SUTHERLAND ASBILL & BRENNAN LLP




                                   By: /s/Stephen E. Roth
                                       ------------------
                                       Stephen E. Roth